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                                                                  EXHIBIT 10.3





                              eLoyalty Corporation



                                 January 2, 2001



Mr. Jay Istvan
614 W. Maple Street
Hinsdale, IL 60521

Dear Jay:

         This letter agreement is entered into in connection with, and supplements the terms of, your employment agreement with eLoyalty Corporation ("eLoyalty") dated effective as of January 29, 2001.

         We have agreed that neither you nor eLoyalty intends to obtain, disclose or use any trade secrets or other confidential information of Boston Consulting Group ("BCG") and that you will not disclose (and eLoyalty will not ask you to disclose) to eLoyalty any of BCG's trade secrets or other confidential information.

         Based upon your knowledge of the businesses conducted by eLoyalty and BCG, and your respective duties and responsibilities at eLoyalty and BCG, you believe that your employment by eLoyalty will not cause you to violate any non-competition provisions applicable to you under the terms and conditions of your employment by BCG. We recognize, however, that BCG may take a contrary position and determine that various items of compensation otherwise owed to you by BCG is forfeitable because your employment by eLoyalty is deemed competitive with BCG under applicable non-compete forfeiture provisions in one or more compensation plans, agreements or arrangements maintained by BCG.

         Accordingly, eLoyalty hereby agrees to provide one or more loans to you in accordance with the following terms of this letter in the amount of the compensation which you would otherwise be entitled to receive from BCG but which is forfeited by you by reason of BCG's determination that your employment by eLoyalty constitutes competitive activity under any agreement between you and BCG or any compensation plan or arrangement maintained by BCG.

         The maximum aggregate amount of such loans from eLoyalty shall be $1,000,000.

         As a condition to each such loan, you agree to enter into a promissory note with respect to the amount thereof. Such promissory note shall be substantially identical in all material respects to the promissory note attached hereto as Attachment A.


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         Prior to eLoyalty making any such loan, you shall provide evidence reasonably satisfactory to eLoyalty of the amount of compensation otherwise payable to you by BCG which was forfeited by reason of BCG's determination that your employment with eLoyalty triggers the non-compete forfeiture provisions under the terms of one or more agreements between you and BCG or the terms of one or more applicable BCG compensation plans or arrangements.

         eLoyalty shall provide such loans to you as soon as reasonably practicable after you provide the evidence described in the preceding paragraph. As a further condition to any such loan, however, you agree to pursue in good faith any dispute resolution procedure established by BCG with respect to the forfeiture of compensation due to competitive activity; provided, however, that you shall not be required to pursue mediation, arbitration or litigation unless eLoyalty agrees to pay the costs thereof. You shall use any amount recovered and actually received by you pursuant to such procedure to repay the corresponding loan, notwithstanding the repayment terms otherwise applicable under the loan.

         You agree to keep this letter and the terms thereof confidential until such time as it is made publicly available by eLoyalty.

         If the foregoing properly reflects our agreement as to these matters, please indicate that your agreement by signing this letter in the space provided below and returning it to my attention.

                                                Yours truly,

                                                eLoyalty Corporation


                                                By: __________________________
                                                        Kelly D. Conway

Acknowledged and agreed to this
____ day of January, 2001


_______________________________
          Jay Istvan


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                                                                    Attachment A



                                 PROMISSORY NOTE



U.S. ____________                                        _____________ 2001


                  FOR VALUE RECEIVED, the undersigned, Jay Istvan ("Borrower"), whose principal current residence address is 614 West Maple Street, Hinsdale, Illinois 60521, hereby unconditionally promises to pay to the order of eLoyalty Corporation, a Delaware corporation ("Lender"), having its principal office at 150 Field Drive, Lake Forest, Illinois 60045, in lawful money of the United States of America and in immediately available funds, the principal sum of _______________________________________________________ ($__________), together with interest on the principal balance from time to time outstanding at the rate of ____________ percent (____%) per annum from the date hereof until payment in full thereof in accordance with the immediately succeeding paragraph.

                  The principal indebtedness evidenced hereby, together with interest as aforesaid, shall be payable on January 29, 2003 (the "Payment Date"), whereby Borrower shall pay to Lender the sum of _____________________________ Dollars ($___________), such sum comprised of
________________________________($_________) of principal repayment and
____________________ Dollars ($_______) of interest payment; provided, however, that if Borrower has been employed by Lender, or any parent or subsidiary company of Lender, from the date hereof through and including the Payment Date, then such principal indebtedness and interest shall be discharged and forgiven by Lender and shall no longer be due and, accordingly, Borrower shall have no further obligation to Lender hereunder. In the event that, prior to the Payment Date, Borrower terminates his employment with Lender of Borrower's own accord other than (i) pursuant to a "Constructive Discharge," as defined in Borrower's Employment Agreement dated effective as of January 29, 2001 (the "Employment Agreement") or (ii) by reason of Disability, as defined in the Employment Agreement, or if Borrower's employment with Lender is terminated prior to the Payment Date by Lender for "Serious Misconduct," as defined in the Employment Agreement, then the full amount of outstanding principal and accrued interest shall become due and payable in accordance with and at the time provided by the following provisions of this Note. In the event that Borrower's employment with Lender is terminated by Lender for any reason other than Serious Misconduct, or is terminated by Borrower pursuant to a Constructive Discharge or is terminated by either Borrower or Lender by reason of Borrower's Disability or in the event of Borrower's death, then such principal indebtedness and interest shall be discharged and forgiven by Lender and shall no longer be due and, accordingly, Borrower shall have no further obligation to Lender hereunder. Borrower, however, shall in all cases be responsible for income tax on the principal plus interest, if and when they are recognized as income, which may be withheld by Lender.

                  Borrower reserves the right to prepay this Note, in whole or in part, at any time without penalty. In the event of such prepayment, the amount so prepaid will be applied to principal due and interest will be adjusted


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accordingly. Payments received by Lender from Borrower on this Note shall be applied first to the payment of interest, which is due and payable and only thereafter to the outstanding principal balance.

                  All payments of principal and interest under this Note shall be made by Borrower to Lender, at Lender's principal place of business as set forth above, or at such other place as Lender may from time to time designate in writing.

                  The occurrence or existence of one or more of the following events shall constitute an event of default ("Default") under this Note: (i) the failure of Borrower to pay when due any principal or interest due hereunder; or
(ii) prior to the Payment Date, Borrower shall no longer remain an employee of Lender, or a parent or subsidiary company of Lender, because of termination of his employment due to Serious Misconduct or because of Borrower's own accord other than pursuant to a Constructive Discharge or by reason of his Disability.

                  In an event of Default, Lender may, by 90 days' written notice to Borrower, declare all the indebtedness evidenced by this Note to be, and, upon the expiration of such 90-day period, such indebtedness shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

                  If payment hereunder becomes due and payable on a day which is not a "Business Day" (as defined below), the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. "Business Day" shall mean a day on which banks in Chicago, Illinois are open for the transaction of banking business. In no case or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall (i) apply such excess to any unpaid principal balance due and payable by Borrower hereunder to Lender; and (ii) if the amount of such excess exceeds the unpaid principal and other liabilities due and payable by Borrower hereunder, Lender shall remit such excess to Borrower.

                  Any notice hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

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IF TO BORROWER:

              Jay Istvan
              614 West Maple Street
              Hinsdale, Illinois  60521

IF TO LENDER:

              eLoyalty Corporation
              150 Field Drive, Suite 250
              Lake Forest, Illinois  60045
              Attention:  Senior Vice President and Chief Financial Officer

                  Borrower and Lender may each designate additional or different addresses by notice to the other party as provided herein.

                  Lender shall be under no obligation to marshal any assets in favor of Borrower in payment of any or all of Borrower's liabilities hereunder. To the extent that Borrower makes a payment or payments to Lender, and such payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, provincial, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part hereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  Any dispute between Lender and Borrower arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Note, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws and not the conflicts of law provisions of the State of Illinois.

                  Except as provided in the immediately succeeding paragraph, Lender and Borrower each agree that all disputes between them arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Note and whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Cook County, Illinois, but Lender and Borrower acknowledge that any appeals from those courts may have to be heard by a court located outside of Cook County, Illinois. Borrower waives any and all objections that he may have to the location of the court considering the dispute.

                  Borrower agrees that Lender shall have the right to proceed against Borrower or his property in a court in any location to enable Lender to enforce a judgment or other court order entered in favor of Lender. Borrower agrees that he will not assert any permissive counterclaims in any proceeding brought by Lender to enforce a judgment or other court order in favor of Lender. Borrower waives any objection that he may have to the location of the court in which Lender has commenced a proceeding described in this paragraph.



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                  Borrower waives personal service of any process upon him and consents that all such service of process be made by registered mail directed to Borrower at the address stated herein.

                  Borrower waives the posting of any bond otherwise required of Lender to enforce any judgment or other court order entered in favor of Lender, or to enforce this note by specific performance, temporary restraining order, preliminary or permanent injunction.

                  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, receiver and manager, trustee or debtor-in-possession of or for Borrower.

                                            By: _____________________________
                                                       Jay Istvan
                                                       Borrower